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                                   EXHIBIT 10

                              EMPLOYMENT AGREEMENT
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                                                  Approved by Board of Directors
                                                                         8/26/99

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT, made as of May 20, 1999, between THE CATO CORPORATION, a Delaware corporation with its principal place of business in Charlotte, North Carolina (the "Company"), and JOHN P. DERHAM CATO, an individual residing at 8225 Bar Harbor Lane, Charlotte, North Carolina 28210 ("Employee").


                              BACKGROUND STATEMENT

         Employee is currently employed by the Company as its Vice-Chairman of the Board of Directors, President and Chief Operating Officer. The Board of Directors recognizes that Employee has made substantial contributions to the growth and success of the Company and desires to promote Employee to Vice-Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

                                    AGREEMENT

         In consideration of the mutual agreements herein contained, the Company and Employee hereby agree as follows:

         1. Employment. The Company hereby agrees to employ Employee as Vice-Chairman, President and Chief Executive Officer of the Company for the Term of Employment as herein set forth, and Employee hereby agrees to continue to serve the Company in such capacity for such term.

         2. Term of Employment. The "Term of Employment," as used herein, will commence on the date hereof and, unless sooner terminated as hereinafter provided, shall terminate on May 31, 2002; provided, however, that in the event that a Change in Control (as defined below) occurs at a time when the remaining Term of Employment is less than one year, the Term of Employment will be automatically extended until the first anniversary of the Change in Control.

         3. Employment During the Term. During the Term of Employment, Employee shall devote his full professional time to the business of the Company, shall use his best efforts to promote the interests of the Company and shall serve as Vice-Chairman, President and Chief Executive Officer and in such other senior executive capacities as the Board of Directors of the Company shall hereafter designate from time to time.

         4. Vacation. Employee shall be entitled to annual vacations in accordance with the vacation policy and practices of the Company.

         5. Compensation.

         (a) Base Salary. As compensation for Employee's services hereunder and for his covenants set forth in Sections 9, 10, and 11 below, the Company shall pay to Employee a base salary of $600,000 per annum. Such salary may be increased, but not decreased, by the



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                                                  Approved by Board of Directors
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Company from time to time based on the Compensation Committee's and the Board of
Directors' review of Employee's performance, in accordance with the Company's performance-appraisal practices and guidelines. Such compensation shall be payable in accordance with the Company's payroll practices for executive employees.

         (b) Bonus Plan. In addition, Employee shall be eligible to participate in the Company's annual incentive bonus plan, and other compensation plans of the Company, as they shall be administered by the Board of Directors of the Company and the relevant committees thereof (referred to herein as the "Bonus Plans"). Employee will be eligible to receive an annual incentive bonus of up to 150% of his base salary, depending on the achievement of performance goals established by the Compensation Committee.

         (c) Equity Awards. As soon as is reasonably practical and after the adoption of stock option and other plans pursuant to which such awards may be made, the Company will make the following equity awards to Employee:

                  (i) Options. Non-Qualified Stock Options to acquire 200,000 shares of the Company's common stock (options for 100,000 shares of which have been granted as of the date hereof under the 1987 Non-Qualified Stock Option Plan, and options for an additional 100,000 shares will be granted under the 1999 Incentive Compensation Plan), exercisable at fair market value on the date of grant, to vest over five years and be exercisable over 10 years as the Compensation Committee shall provide; and

                  (ii) Restricted Stock. Two grants of restricted stock (subject to 4-year cliff vesting) as follows:

                           (A) 100,000 shares, subject to such restrictions and
                  contingent on such performance goals as the Compensation Committee shall provide.

                           (B) 100,000 shares, to be awarded if and when, during
                  the Employee's employment hereunder but not later than August 18, 2004, the Company's daily share price (calculated using the average of the high and low price for the day) shall average at least $20 per share during any period of 90 consecutive days and the price per share on the 90th consecutive day shall be at least $20.00.

         6. Benefits. Employee shall be entitled to participate in all health, accident, disability, medical, life and other insurance programs and other welfare benefit plans maintained by the Company for the benefit of Employee and/or other executive employees of the Company in accordance with the Company's policies.

         7. Termination. The Employee's employment may be terminated under any of the circumstances listed in (b) through (f) below.

         (a) Termination Benefits Generally. In the event of any termination of employment, the Employee will be entitled to receive his salary and benefits through the date of termination, plus the additional compensation specified below. Except to the extent specified to the contrary below, with respect to the Company's compensation and benefit plans (including, without



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limitation, the 1999 Incentive Compensation Plan), the Employee's rights and benefits shall be as specified in such plans and the awards made thereunder.

         (b) Death. The employment will terminate upon the death of Employee.

         (c) Disability. The Company or the Employee may terminate the employment on account of Disability. For purposes of this Employment Agreement, "Disability" shall mean Employee's absence from continuous full-time employment with the Company for a period of at least 180 consecutive days by reason of a mental or physical illness. The Company shall have the right to have Employee examined at such reasonable times by such physicians satisfactory to Employee as the Company may designate, and Employee will make himself available for and submit to such examination as and when requested. Except as otherwise provided in this Section 7(d), the inability of Employee to perform his duties hereunder, whether by reason of injury, illness (physical or mental), or otherwise shall not result in the termination of Employee's employment hereunder, and he shall be entitled to continue to receive his base salary and other benefits as provided herein.

         In the event of a termination on account of Disability, (1) the Employee will be entitled to receive his annual base salary for one year following such termination (any amounts provided to the Employee pursuant to any Company-funded disability plans or insurance will be credited against the Company's obligation to make such salary continuation payments), and (2) the Company will continue to provide Employee, for one year following such termination (but not after the date that Employee secures other employment), with the welfare benefit plans in which the Employee was entitled to participate before the termination.

         (d) Cause. Cause shall mean (i) failure (other than by reason of incapacity due to physical or mental illness) to perform his material duties hereunder, (ii) gross negligence or misfeasance in the performance of his duties, (iii) failure to follow reasonable directives of the Board of Directors,
(iv) conviction of Employee of a felony or plea of no contest to a felony, or
(v) perpetuation of a material dishonest act or fraud against the Company or any affiliate thereof.

         (e) Without Cause. The Company may terminate the Employee without
Cause.

         In the event of a termination without Cause, whether during or after the Term of Employment, or upon the normal expiration of the Term of Employment,
(1) Employee will be entitled to receive his annual base salary for the longer of (i) the remainder of the Term of Employment or (ii) one year, provided that with respect to such post-termination period after the first anniversary of the termination, the salary amounts paid to Employee shall be reduced by the amounts the Employee actually earns during such period from another employer; (2) the Company will continue to provide Employee with the welfare benefit plans in which the Employee was entitled to participate before the termination, for the longer of (i) the remainder of the Term of Employment, or (ii) one year, but not after the date that Employee secures other employment; (3) all unvested stock options held by the Employee will immediately vest in full, and will remain exercisable for a period of up to 90 days after the Date of Termination (but in no event beyond the original expiration date of such stock options); and (4) the unexpired Restriction Period with respect to the restricted stock awards referred to in Section 5(c)(ii), if awarded, will lapse, and such restricted stock will become unrestricted common stock.



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         In addition, if such termination without Cause occurs during the Term of Employment, (1) the Employee will be entitled to receive a prorated incentive bonus award for the year in which the termination occurs.

         (f) Change of Control. For purposes of this Employment Agreement, "a Change in Control" of the Company shall mean:

                  (A) an acquisition (other than directly from the Company) by a Person (as defined below) (excluding the Company or an employee benefit plan of the Company or an entity controlled by the Company's shareholders) that results in such Person beneficially owning shares of the Company's voting securities with total voting power exceeding the total voting power of the Company's voting securities beneficially owned by the current holders of the Company's Class B Common Stock and persons who would be "Permitted Transferees" as such term is defined in the Company's certificate of incorporation.

                  (B) at any time during the term of this Employment Agreement there is a change in the composition of the Board of Directors of the Company resulting in a majority of the directors of the Company who are in office on the date hereof ("Incumbent Company Directors") no longer constituting a majority of the directors of the Company; provided that, in making such determination, persons who are elected to serve as directors of the Company and who are approved by all of the directors in office on the date of such election (other than in connection with an actual or threatened proxy contest) shall be treated as Incumbent Company Directors; or

                  (C) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets or stock (collectively a "Business Combination") other than a Business Combination in which the shareholders of the Company, as a group, receive stock having fifty percent (50%) or more of the aggregate voting power in the entity resulting from the Business Combination.

Notwithstanding the foregoing, a transaction in which Employee is a material participant in the acquiring Person or entity effecting the transaction shall not constitute a Change in Control. For the purpose of this paragraph, the term "beneficially owned" shall have the meaning set forth in Rule l3d-3 promulgated under the Securities Exchange Act of 1934, and the term "Person" shall have the meaning set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act.

         If the Company terminates the Employee without cause at any time after the occurrence of a Change in Control, or if the Employee voluntary terminates his employment following a Change in Control and the simultaneous or subsequent occurrence of any of the following:

         (A) Employee is required to maintain his principal office at a location more than 20 miles from Charlotte, N.C.;

         (B) Employee ceases to be, either in title or in fact, the chief executive officer of the Company;



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                                                  Approved by Board of Directors
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         (C) Employee's base salary is reduced; or

         (D) Employee's maximum bonus opportunity is reduced,

the Company will pay to the Employee an amount equal to 2.99 times his "base amount," as defined in Section 280G of the Internal Revenue Code, and will continue to provide Employee with the welfare benefit plans in which Employee was entitled to participate before the termination, for the longer of (i) the remainder of the Term of Employment or (ii) one year, but not after the date that Employee secures other employment; provided, however, that the amount of any benefits accruing to Employee by virtue of such Change in Control under stock option, restricted stock or other benefit plans that is considered (for purposes of Section 280G) to be payments contingent upon a change in control will be credited against the payment required hereunder. In no event shall the Employee be entitled to receive any amount of compensation and benefits as a result of such Change in Control that would not be deductible by the Company pursuant to Section 280G.

         (g) Date and Notice of Termination. Any termination of Employee's employment by the Company or by Employee (other than termination because of death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and, unless the termination is without Cause pursuant to Section 7(e), shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

         "Date of Termination" shall mean (i) if Employee's employment is terminated by his death, the date of his death, and (ii) if Employee's employment is terminated pursuant to a Notice of Termination, the date specified in the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date which is finally determined to be the Date of Termination, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         8. Business Expenses. The Company agrees that during his employment with the Company, the Company will reimburse Employee for actual travel and other out-of-pocket expenses reasonably incurred by him in connection with the performance of his duties hereunder and accounted for in accordance with the policies and procedures currently established by the Company.

         9. Competition. Employee agrees that during his employment with the Company and for a period of two years after the date of termination of employment, he will not, directly or indirectly, as owner, employee, consultant or otherwise, engage in business on behalf of any of the following:



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                                                  Approved by Board of Directors
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                  Charming Shoppes, Maurices, The Dress Barn, Deb Shops, Paul
                  Harris Stores, United Retail Group, Goody's Family Clothing, One Price Clothing, Fashion Cents, Simply Fashions, or Catherines Stores

         The foregoing restriction shall not prohibit the ownership of less than 1% of the shares of an entity whose shares are traded on a national securities exchange or over NASDAQ.

         10. No Solicitation. Employee agrees that during the two-year period following the termination of his employment with the Company, he will not directly or indirectly solicit or recruit any person to leave the employment of the Company, or recommend to any other person or business the hiring of any person then employed with the Company.

         11. Confidentiality. Employee agrees that, during the Term of Employment and thereafter, he will not, without the written consent of the Company, disclose to anyone not entitled thereto, any confidential information relating to the business, sales, financial condition or products of the Company or any affiliate thereof. Employee also recognizes and acknowledges that he has a common law obligation not to disclose trade secrets and other proprietary information of the Company. Employee further agrees that, should he leave the active service of the Company, he will not take with him or retain, without the written authorization of the Board of Directors, any papers, files or other documents or copies thereof or other confidential information of any kind belonging to the Company pertaining to its business, sales, financial condition or products. Employee understands and agrees that the rights and obligations set forth in this Section 11 are perpetual and, in any case, shall extend beyond the period of his employment.

         12. Injunctive Relief. Without limiting the remedies available to the Company, Employee acknowledges that a breach of the covenants contained in Sections 9, 10 and 11 herein may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order or a preliminary injunction restraining Employee from engaging in activities prohibited by Sections 9, 10 and 11 or such other relief as may be required to specifically enforce any of the covenants in such Sections.

         13. Successors. This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon Employee and his legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         14. Amendments. This Employment Agreement, which contains the entire contractual understanding between the parties, may not be changed orally but only by a written instrument signed by the parties hereto.



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         15. Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         16. Waiver. The waiver of breach of any term or condition of this Employment Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         17. Severability. In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent provided by law.

         18. Notices. Any notices or other communications required or permitted hereunder shall be deemed sufficiently given if sent by registered mail, postage prepaid, as follows:

                  (a)      If to Employee:

                           -----------------------

                           -----------------------

                           -----------------------


                  (b)      If to the Company:
                           The Cato Corporation
                           8100 Denmark Road
                           Charlotte, NC 28273

or to such other address as shall have been specified in writing by either party to the other. Any such notice or communication shall be deemed to have been given on the second day (excluding any days U.S. Post Offices are not open) after the date so mailed.



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                                                  Approved by Board of Directors
                                                                         8/26/99

         IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by its duly authorized representative, and Employee has hereunto set his hand as of the date first above written.


                                           THE CATO CORPORATION




                                       By:
                                           -------------------------------------
                                           Wayland H. Cato, Jr., Chairman





                                           -------------------------------------
                                           A. F. "Pete" Sloan
                                           Chairman, Compensation Committee




ATTEST:

------------------------------
Michael O. Moore, Secretary




                                           -------------------------------------
                                           John P. Derham Cato





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